Chester Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for the fund.*

The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the fund prior to the shareholder meeting.

Trustee                       For       Withheld        Percentage For
John J. Brennan         2,630,147     97,260,963                96.2%
Charles D. Ellis        2,625,722    101,685,806                96.0%
Emerson U. Fullwood     2,628,496     98,912,409                96.1%
Rajiv L. Gupta          2,626,864    100,543,982                96.0%
Amy Gutmann             2,630,727     96,680,750                96.2%
JoAnn Heffern Heison    2,628,219     99,188,918                96.1%
F. William McNabb III   2,629,764     97,644,192                96.1%
Andre F. Perold         2,627,865     99,543,228                96.1%
Alfred M. Rankin, Jr.   2,628,819     98,588,903                96.1%
Peter F. Volanakis      2,630,490     96,917,767                96.2%

*  Results are for all funds within the same trust.

Proposal 2: - Update and standardize the funds' fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                        For     Abstain        Against        Broker  Percentage
                                                           Non-Votes         For

PRIMECAP Fund

2a              342,810,971   5,786,758      5,895,692    11,683,322       93.6%
2b              342,235,660   6,160,758      6,097,000    11,683,326       93.5%
2c              334,906,250   5,985,081     13,602,091    11,683,322       91.5%
2d              340,938,004   6,025,462      7,529,955    11,683,322       93.1%
2e              340,927,761   5,952,331      7,613,327    11,683,325       93.1%
2f              342,219,597   6,040,309      6,233,514    11,683,324       93.5%
2g              343,205,343   6,202,485      5,085,600    11,683,317       93.7%

Target Retirement Income Fund

2a              140,894,731   3,731,505      3,311,713     4,270,896       92.6%
2b              140,856,949   3,587,354      3,493,647     4,270,896       92.5%
2c              137,506,738   4,462,877      5,968,335     4,270,895       90.3%
2d              139,835,398   4,308,288      3,794,263     4,270,896       91.9%
2e              139,922,463   3,697,432      4,318,057     4,270,894       91.9%
2f              140,061,144   3,601,175      4,275,628     4,270,898       92.0%
2g              142,234,280   3,385,596      2,318,073     4,270,896       93.4%

Target Retirement 2005 Fund

2a              110,221,356   3,006,648      2,391,444     5,100,198       91.3%
2b              110,412,321   3,215,665      1,991,463     5,100,198       91.5%
2c              107,104,078   3,462,424      5,052,946     5,100,199       88.7%
2d              109,874,235   3,452,315      2,292,898     5,100,199       91.0%
2e              109,699,055   3,105,232      2,815,161     5,100,199       90.9%
2f              109,748,427   3,332,284      2,538,738     5,100,198       90.9%
2g              110,819,158   3,185,141      1,615,146     5,100,201       91.8%

Target Retirement 2010 Fund

2a               84,399,359   1,776,773      3,237,027     2,797,473       91.5%
2b               82,818,276   1,905,953      4,688,933     2,797,470       89.8%
2c               81,484,547   1,862,277      6,066,341     2,797,466       88.4%
2d               82,466,711   1,899,326      5,047,123     2,797,472       89.4%
2e               84,091,944   1,941,307      3,379,912     2,797,469       91.2%
2f               84,150,131   1,820,723      3,442,305     2,797,472       91.3%
2g               84,598,311   1,789,295      3,025,556     2,797,470       91.7%

Target Retirement 2015 Fund

2a              480,736,733  15,384,024     15,508,567    27,627,580       89.1%
2b              480,951,150  15,861,989     14,824,123    27,619,643       89.2%
2c              470,185,105  16,875,029     24,577,127    27,619,642       87.2%
2d              477,848,933  16,913,228     16,875,099    27,619,643       88.6%
2e              479,054,417  15,539,974     17,042,869    27,619,643       88.8%
2f              479,405,018  15,800,720     16,431,529    27,619,637       88.9%
2g              482,801,781  16,060,414     12,767,131    27,627,578       89.5%

Target Retirement 2020 Fund

2a              144,224,434   2,876,684      6,738,518     8,108,542       89.1%
2b              143,924,753   2,932,119      6,982,764     8,108,542       88.9%
2c              139,267,660   2,836,407     11,735,568     8,108,543       86.0%
2d              143,567,403   2,867,313      7,404,918     8,108,544       88.7%
2e              143,925,548   2,844,994      7,069,091     8,108,544       88.9%
2f              143,892,063   2,799,593      7,147,981     8,108,541       88.9%
2g              144,302,068   2,972,603      6,564,967     8,108,540       89.1%

Target Retirement 2025 Fund

2a              472,787,217  22,346,757     15,051,544    38,793,293       86.1%
2b              472,180,381  22,303,002     15,702,135    38,793,294       86.0%
2c              462,692,032  23,310,122     24,183,360    38,793,298       84.3%
2d              469,989,353  23,306,660     16,889,507    38,793,293       85.6%
2e              471,070,972  22,128,378     16,986,167    38,793,295       85.8%
2f              470,977,403  22,194,808     17,013,306    38,793,294       85.8%
2g              474,328,458  22,905,603     12,951,453    38,793,299       86.4%

Target Retirement 2030 Fund

2a              102,548,538   2,107,055      4,499,065     7,081,119       88.2%
2b              102,391,713   2,154,016      4,608,930     7,081,119       88.1%
2c              100,718,989   2,120,495      6,315,176     7,081,117       86.7%
2d              102,260,604   2,132,577      4,761,478     7,081,119       88.0%
2e              102,397,268   2,120,680      4,636,710     7,081,119       88.1%
2f              102,471,568   2,109,710      4,573,381     7,081,118       88.2%
2g              102,632,398   2,183,061      4,339,199     7,081,118       88.3%

Target Retirement 2035 Fund

2a              307,775,277  19,183,458      8,491,817    28,033,740       84.7%
2b              307,488,766  19,475,460      8,486,328    28,033,738       84.6%
2c              302,460,120  21,389,062     11,601,369    28,033,740       83.2%
2d              306,033,223  21,359,927      8,057,402    28,033,740       84.2%
2e              306,302,944  19,268,621      9,878,990    28,033,737       84.3%
2f              306,703,228  19,409,552      9,337,772    28,033,740       84.4%
2g              308,956,185  20,013,996      6,480,370    28,033,740       85.0%

Target Retirement 2040 Fund

2a               57,378,506   1,938,652      1,819,643     4,605,066       87.3%
2b               57,331,505   1,970,526      1,834,771     4,605,064       87.2%
2c               56,870,436   2,408,686      1,857,683     4,605,061       86.5%
2d               57,271,623   2,414,697      1,450,482     4,605,065       87.1%
2e               57,325,260   1,940,855      1,870,686     4,605,066       87.2%
2f               57,318,358   1,937,397      1,881,046     4,605,066       87.2%
2g               57,907,133   2,017,004      1,212,664     4,605,066       88.1%

Target Retirement 2045 Fund

2a              152,381,088  12,402,285      3,564,480    14,337,142       83.4%
2b              152,162,055  12,697,846      3,487,950    14,337,144       83.3%
2c              150,366,699  13,184,251      4,796,900    14,337,144       82.3%
2d              151,962,088  13,116,884      3,268,877    14,337,146       83.2%
2e              151,030,114  12,458,990      4,858,748    14,337,143       82.7%
2f              151,834,953  12,588,898      3,924,001    14,337,143       83.1%
2g              152,954,188  12,616,504      2,777,158    14,337,145       83.7%

Target Retirement 2050 Fund

2a               22,536,373     761,660        669,809     1,819,841       87.4%
2b               22,444,666     802,062        721,114     1,819,841       87.0%
2c               22,199,174   1,022,017        746,651     1,819,841       86.1%
2d               22,437,721   1,014,729        515,392     1,819,841       87.0%
2e               22,415,433     765,429        786,978     1,819,842       86.9%
2f               22,418,550     811,096        738,194     1,819,842       86.9%


Proposal 3 - Institute procedures to prevent holding investments in companies that, in the judgment of the board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights. The trustees recommended a vote against this proposal because it called for procedures that duplicate existing practices and procedures of the Vanguard funds.

                        For     Abstain        Against        Broker  Percentage
                                                           Non-Votes         For

PRIMECAP Fund    30,533,132  23,399,609    300,555,183    11,688,820       28.3%